SCHEDULE 14A -
INFORMATION REQUIRED IN PROXY STATEMENT

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.______)

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        Filed by a party other than the registrant   [   ]

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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Section 240.14a-12

ARCTIC CAT INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARCTIC CAT INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held August 4, 2004

        Notice is hereby given that the Annual Meeting of Shareholders of Arctic Cat Inc. (the “Company”) will be held at 601 Brooks Avenue South, Thief River Falls, Minnesota 56701, on Wednesday, August 4, 2004 at 4:00 p.m. for the following purposes:

1.	To elect two directors to serve a three-year term; and
2.	To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

        The Board of Directors has fixed the close of business on June 11, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Since it is important that your shares be represented at the Annual Meeting, whether or not you personally plan to attend, you are requested to sign, date and promptly return your proxy card in the enclosed envelope. If you are a record holder, you may also submit your proxy by telephone or through the Internet by following the instructions on the proxy card. If you own shares in “street name,” i.e., through a broker, you should follow the instructions provided by the broker. Returning your signed proxy or submitting your proxy by telephone or through the Internet will not prevent you from voting in person at the Annual Meeting, should you desire to do so.

By Order of the Board of Directors,

Timothy C. Delmore,
Secretary

Thief River Falls, Minnesota
July 2, 2004

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

ARCTIC CAT INC.
601 Brooks Avenue South
Thief River Falls, MN 56701

PROXY STATEMENT
Annual Meeting of Shareholders
August 4, 2004

        This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Arctic Cat Inc., a Minnesota corporation (the “Company”), of proxies for the Annual Meeting of Shareholders of the Company to be held at 601 Brooks Avenue South, Thief River Falls, MN 56701, on Wednesday, August 4, 2004 at 4:00 p.m., Central Daylight Time, or any adjournment or adjournments thereof. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about July 2, 2004.

        The Company’s Annual Report for the fiscal year ended March 31, 2004, including audited financial statements, is being mailed to shareholders concurrently with this Proxy Statement.

        The total number of shares outstanding and entitled to vote at the meeting as of June 11, 2004 consists of 14,017,006 shares of $.01 par value Common Stock (excluding 6,717,000 shares of Class B Common Stock which do not vote with the Common Stock in the general election of directors; see “Election of Directors”). Each share of Common Stock is entitled to one vote and there is no cumulative voting. Only shareholders of record at the close of business on June 11, 2004 will be entitled to vote at the Annual Meeting.

        Proxies may be sent to the Company using the enclosed proxy card, or by record holders by submitting a proxy by telephone or through the Internet, as permitted by Minnesota law. Shares represented by proxies properly signed, dated and returned, or submitted by telephone or through the Internet, will be voted at the Annual Meeting in accordance with the instructions set forth therein. If a proxy is properly signed, or submitted by telephone or through the Internet, but contains no instructions, the shares represented thereby will be voted FOR the director nominees and at the discretion of the proxyholders as to any other matters which may properly come before the Annual Meeting.

        The presence in person or by proxy of a majority of the voting power of shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. An item of business will be approved if it receives the affirmative vote of the holders of a majority of the shares present and entitled to vote on that item of business. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders. Consequently, abstentions (or “withhold authority” as to directors) will have the same effect as a negative vote. If a broker indicates on a proxy that it does not have authority to vote on an item of business, the shares represented by the proxy will not be considered present and entitled to vote and, therefore, will have no effect on the outcome of the vote.

        Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company or by attending the Annual Meeting and voting in person. To revoke a proxy previously submitted by telephone or through the Internet, the shareholder could also simply vote again at a later date using the same procedures, in which case the later vote will be recorded and the earlier vote revoked. Record holders wishing to vote by telephone or through the Internet should note that they must do so before noon (Central Daylight Time) on Tuesday, August 3, 2004. After that time, telephone and Internet voting will not be permitted and a shareholder wishing to vote, or revoke an earlier proxy, after such time must submit a signed proxy card or vote in person.

PROPOSAL 1

ELECTION OF DIRECTORS

        Pursuant to the Company’s Restated Articles of Incorporation, the Board of Directors is divided into three classes of directors, each director serving a three-year term. Each year only one class of directors is subject to a shareholder vote, and generally, one-third of the directors belong to each class. This year, the Board of Directors is seeking shareholder election of two directors: Susan E. Lester, a new nominee who is not currently on the Board, and Christopher A. Twomey, an incumbent director whose term expires this year. If elected, Ms. Lester’s and Mr. Twomey’s terms will expire in 2007.

        In addition, in accordance with a Stock Purchase Agreement dated July 18, 1988 between Suzuki Motor Corporation (“Suzuki”) and the Company pursuant to which Suzuki purchased 7,560,000 shares (as adjusted for subsequent stock splits) of the Company’s Class B Common Stock (constituting all outstanding shares of Class B Common Stock), Suzuki is entitled to elect one member of the Board of Directors.

        Upon the recommendation of the Governance Committee, the Board of Directors, including a majority of the independent directors, has nominated Ms. Lester and Mr. Twomey for election (Ms. Lester was identified as a potential director candidate by a professional service provider to the Company). It is intended that proxies will be voted for such nominees. The Company believes that the nominees named below will be able to serve; but should either of them be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee(s) as the Board may propose.

        The name and age of the nominees and the other directors and their principal occupations are set forth below, based upon information furnished to the Company by the nominees and directors. Unless otherwise indicated, each of the nominees and directors has held their respective identified positions for more than the past five years. Ms. Lester and each of the directors, except Messrs. Twomey and Ness, have been determined by the Governance Committee to qualify as an “independent director” as defined by the rules of the National Association of Security Dealers for companies listed on the Nasdaq Stock Market.

Name, Age and Principal Occupation	Director Since

Nominated for a term ending in 2007:
Susan E. Lester, 47, Private investor; Chief Financial Officer, Homeside Lending, Inc. (a mortgage bank) from October 2001 to May 2002; Chief Financial Officer, U.S. Bancorporation (a commercial bank) from February 1996 to May 2000; Director of First Community Bancorporation and Bremer Investment Funds, Inc.	New Nominee
Christopher A. Twomey, 56, Chairman of the Board of Directors of the Company; President and Chief Executive Officer of the Company since January 1986; Director of The Toro Company and Universal Trailer Corporation.	1987
Other directors whose terms of office will continue after the Annual Meeting and whose terms expire in 2005:
Robert J. Dondelinger, 68, Co-owner and Chairman of the Board of Northern Motors (a General Motors dealership in Thief River Falls, Minnesota) since 1965.	1983

Name, Age and Principal Occupation	Director Since

William I. Hagen, 66, Retired following more than 35 years owning and operating a nationwide trucking company; Part owner and Director of Border Bancshares, Inc., (a bank holding company that owns seven banks in northwestern Minnesota); Owner and operator of a farm in northern Minnesota.	1983
Kenneth J. Roering, 62, Currently a Professor of Marketing at the Carlson School of Management at the University of Minnesota; served as Department Chair for ten years and occupied the Pillsbury Company Chair in Marketing for 20 years; has published more than 70 articles in professional journals, written two books, and edited three collections of scholarly writings in the areas of marketing strategy and new product development; has received various teaching and research awards for his work, including AMA Distinguished Faculty and University of Minnesota Outstanding Graduate Teacher; has consulted with more than 50 companies including, American Express, Motorola, Ecolab, 3M, Cargill, Carlson Companies, Pillsbury, and Medtronic; has been a director of several companies and currently serves on the Board of Transport Corporation of America, Inc.; has directed and participated in management development programs throughout the world.	1996
Other directors whose terms of office will continue after the Annual Meeting and whose terms expire in 2006:
William G. Ness, 66, Vice Chairman of the Board of Directors of the Company; Director of Itasca Bemidji, Inc.	1983

Name, Age and Principal Occupation	Director Since

Gregg A. Ostrander, 51, Chairman of the Board of Directors, President and Chief Executive Officer of Michael Foods, Inc. (a food processing manufacturer in Minnetonka, Minnesota) since 1993; Director of Birds Eye Foods, Inc.	1995
Director elected by Class B Common Stock:
Motoo Murakami, 48, Executive Vice President of American Suzuki Motor Corporation since April 2004; General Manager of North America & Oceania Motorcycle Marketing Department from January 2001 to March 2004; General Manager of Planning Department of Motorcycle Operations from April 1998 to December 2000.	2002

        Vote Required.   The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote is required for the election of the nominees.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES.

        Director Emeritus.   Mr. Lowell T. Swenson retired as a director in 1998. Recognizing Mr. Swenson’s long-standing contributions to the Company and exemplary service throughout his 15-year term as a director, as well as his service in the snowmobile industry for more than thirty years, the Board of Directors determined that the Company would benefit from a continued association with Mr. Swenson and appointed him a Director Emeritus upon his retirement. As a Director Emeritus, Mr. Swenson is invited to attend all Board meetings, but he is not entitled to vote at such meetings and does not have responsibility for the Board’s actions. He is also not entitled to compensation paid to outside directors of the Company but is reimbursed out-of-pocket expenses incurred in attending Board meetings and is entitled to indemnification in his role as a Director Emeritus.

        Meetings.   During fiscal 2004, the Board of Directors met six times. Each director, except the director elected by the holder of the Class B Common Stock, attended more than 75% of the meetings of the Board of Directors and any committee on which he served. It is the Company’s policy that all directors, except the director elected by the holder of the Class B Common Stock, should attend the Annual Meeting of Shareholders. All members, except one, elected by the holders of Common Stock attended the 2003 Annual Meeting of Shareholders.

        Board Committees.   The Board established a Compensation Committee, an Audit Committee and a Governance Committee. The Compensation Committee, which currently consists of Messrs. Dondelinger (Chair), Hagen, Ness and Ostrander, met one time during fiscal 2004. All members, with the exception of Mr. Ness, are independent directors as defined by the rules of the National Association of Securities Dealers for companies listed on the Nasdaq Stock Market. The Compensation Committee assists in defining the Company’s compensation policies and administering its compensation plans, reviews management’s recommendations and makes its own recommendations to the Board with respect to Company executives’ salaries, bonuses and stock option grants, and reviews the Company’s retirement plans and employee benefits. The Compensation Committee Charter is available to shareholders on the Company’s website located at www.arcticcat.com. The Board of Directors has established a Stock Grant Subcommittee of the Compensation Committee, currently composed of Messrs. Ostrander and Roering, for the purpose of granting awards under the Company’s stock option plans.

        The Audit Committee, which currently consists of Messrs. Ostrander (Chair), Hagen and Roering, met five times during fiscal 2004. All members of the Company’s Audit Committee are independent directors as defined by the rules of the National Association of Securities Dealers for companies listed on the Nasdaq National Market. The Board of Directors has determined that the Audit Committee does not currently have an “audit committee financial expert” as that term is defined in the Securities and Exchange Commission’s (the “SEC”) rules and regulations. However, the Board of Directors has determined that Ms. Lester, a director nominee, qualifies as an “audit committee financial expert” and, if elected to the Board of Directors, Ms. Lester will be appointed to the Company’s Audit Committee. The Audit Committee has sole authority and direct responsibility for the appointment, compensation, retention and oversight of the independent auditors, meets with the Company’s independent auditors and representatives of management to review the internal and external financial reporting of the Company, reviews the scope of the independent auditors’ examination and audit procedures to be utilized, considers comments by the auditors regarding internal controls and accounting procedures and management’s response to those comments and pre-approves any audit and non-audit services to be provided by the Company’s independent auditors. In February 2004, the Board adopted a new Audit Committee Charter, which is attached to the Proxy Statement as Appendix A and is available to shareholders on the Company’s website located at www.arcticcat.com.

        On August 7, 2003, the Board renamed the existing Nominating Committee as the Governance Committee. The Governance Committee, which currently consists of Messrs. Roering (Chair), Dondelinger and Ness, met three times during fiscal 2004. All members, with the exception of Mr. Ness, are independent directors as defined by the rules of the National Association of Securities Dealers for companies listed on the Nasdaq Stock Market. The primary purpose of the Governance Committee is to ensure an appropriate and effective role for the Board of Directors in the governance of the Company. The primary recurring duties and responsibilities of the Governance Committee include (1) reviewing and recommending to the Board corporate governance polices and procedures; (2) reviewing the Company’s Code of Conduct and compliance thereof; (3) identifying and educating the Company’s directors; (4) evaluating the Board of Directors; and (5) recommending to the Board compensation policies, practices and levels of compensation for the Board. The Governance Committee Charter is available to shareholders on the Company’s website located at www.arcticcat.com.

        In identifying prospective director candidates, the Governance Committee considers its personal contacts, recommendations from shareholders and recommendations from business and professional sources. The Governance Committee’s policy is to consider qualified candidates for positions on the Board recommended in writing by shareholders. Shareholders wishing to recommend candidates for

Board membership, rather than directly nominate an individual, should submit the recommendations in writing to the Secretary of the Company at least ninety (90) days prior to the meeting date corresponding to the previous year’s Annual Meeting, with the submitting shareholder’s name and address and pertinent information about the proposed nominee similar to that set forth for the nominees named herein. When evaluating the qualifications of potential new director candidates, or the continued service of existing directors, the Governance Committee will consider a variety of criteria, including the individual’s integrity, inquisitiveness, experience dealing with complex problems, specialized skills or expertise, diversity of background, independence, financial expertise, freedom from conflicts of interest, ability to understand the role of a director and ability to fully perform the duties of a director. While candidates recommended by shareholders will generally be considered in the same manner as any other candidate, special consideration will be given to existing directors desiring to stand for re-election given their history of service and their knowledge of the Company, as well as the Board’s knowledge of their level of contribution, resulting from such service.

        A shareholder intending to independently nominate an individual as a director at an Annual Meeting, rather than recommend the individual to the Governance Committee for consideration as a nominee, must comply with the advance notice requirements set forth in the Company’s Bylaws. The Company’s Bylaws provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors provided that such shareholder has provided written notice of such intention to the Secretary of the Company. Such notice must be given not less than sixty (60) days nor more than ninety (90) days prior to the meeting date corresponding to the previous year’s Annual Meeting.

        Shareholders wishing to recommend for nomination or to nominate a director should contact the Company’s Secretary for a copy of the relevant procedure for submitting recommendations and nominations and a full delineation of the criteria considered by the Governance Committee when evaluating potential new directors or the continued service of existing directors.

        Remuneration of Directors.   All non-employee directors other than the representative of Class B Common Stock currently receive $5,000 per quarter, $1,000 per meeting attended in person, $500 per meeting attended telephonically, $750 per committee meeting, and $2,500 additional compensation per year for each committee chair. If committee meetings occur the same day as regular Board meetings, the directors are paid for up to two committee meetings that day, in addition to out-of-pocket expenses incurred on behalf of the Company. In addition, pursuant to the Company’s 2002 Stock Plan, each non-employee director automatically receives on the date of election or re-election as a director, or appointment as a director by action of the Board during the period between shareholder meetings, and on the date of each subsequent annual or special shareholder meeting at which action is taken to elect any director if the non-employee director’s term is not up for election that year and the non-employee director is serving an unexpired term (provided that the non-employee director has served for at least six months), an option to purchase 6,000 shares of the Company’s Common Stock at an option price equal to the fair market value of the Company’s Common Stock on the date the option is granted. These options have terms expiring five years following termination of service as a director and are exercisable at any time following the date of grant. The 1989 Stock Option Plan, the 1995 Stock Plan and the 2002 Stock Plan also permit granting of additional or alternative options to directors at the discretion of the Board. The director elected by the holder of Class B Common Stock is reimbursed for out-of-pocket expenses incurred on behalf of the Company and does not receive the remuneration described above.

        Communications with the Board of Directors.   The Company’s Board of Directors provides a process for shareholders to send communications to the Board of Directors. The manner in which shareholders can send communications to the Board is set forth on the Company’s website located at www.arcticcat.com.

        Code of Conduct.   In June 2004, the Board ratified the Company’s previously adopted code of ethics, known as the “Arctic Cat Inc. Code of Conduct,” which applies to the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions, as well as the other officers, directors, employees, consultants, agents and representatives of the Company. The Company believes that the Code of Conduct not only documents its historic good business practices, but sets forth guidelines for ensuring that all Company personnel act with the highest standards of integrity. The Arctic Cat Inc. Code of Conduct is posted on the Company’s web site at www.arcticcat.com.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        The following table shows, for fiscal years, 2004, 2003 and 2002, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Christopher A. Twomey, the Company’s Chief Executive Officer, and to each of the four other most highly compensated executive officers of the Company (collectively with Mr. Twomey, the “Named Executives”).

SUMMARY COMPENSATION TABLE

		ANNUAL COMPENSATION		LONG-TERM COMPENSATION

Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options (#)	All Other Compensation(1)

Christopher A. Twomey President and Chief Executive Officer	2004	$488,000	$301,584	100,000	$6,000
	2003	474,000	236,052	100,000	4,455
	2002	460,000	298,632	80,000	5,100
Robert Bonev Vice President — Sales and Marketing	2004	$228,000	$107,343	50,000	$6,154
	2003	221,000	87,031	50,000	6,060
	2002	178,000	76,367	35,000	2,980
Timothy C. Delmore Chief Financial Officer and Secretary	2004	$228,000	$109,052	50,000	$5,319
	2003	221,000	88,356	50,000	6,045
	2002	215,000	93,792	35,000	15,100
Ronald G. Ray Vice President — Manufacturing	2004	$202,000	$81,487	20,000	$6,045
	2003	196,000	68,090	20,000	6,045
	2002	190,000	68,339	20,000	14,633
Ole E. Tweet Vice President — New Product Development	2004	$191,000	$74,184	20,000	$6,044
	2003	185,000	60,107	20,000	6,037
	2002	180,000	61,142	15,000	15,100

(1)	Includes contributions by the Company to the individual’s 401(k) retirement plan account. Includes for Messrs. Delmore, Ray and Tweet a payment of $10,000 in fiscal year 2002 as consideration for entering into an employment agreement with the Company which includes certain restrictive covenants.

Employment Agreements

        The Company has entered into employment agreements with each of its executive officers which provide, among other things, for a lump-sum cash severance payment to each such executive equal to approximately three times the executive’s average annual compensation over the preceding five years plus certain fringe benefits under certain circumstances following a “change in control” of the Company. In general, a “change in control” would occur when there has been any change in the controlling persons reported in the Company’s proxy statement, when 20% or more of the Company’s outstanding voting stock is acquired by any person, when current members of the Board of Directors or their successors elected or nominated by such members cease to constitute at least 75% of the Board of Directors, when the Company merges or consolidates with or sells substantially all its assets to any person or entity, or when the Company’s shareholders approve a plan of liquidation or dissolution of the Company. The employment agreements also prohibit disclosure of confidential information concerning the Company and require disclosure and assignment of inventions, discoveries and other works relating to the executive’s employment. If a “change in control” had occurred at the end of fiscal 2004 and the executive’s employment was terminated, the following executive officers would have received the amounts indicated, which includes deemed compensation during the preceding five years from the exercise of stock options: Mr. Twomey, $4,001,265; Mr. Bonev, $1,341,145; Mr. Delmore, $1,895,960; Mr. Ray, $1,319,256 and Mr. Tweet, $1,718,761.

        The Company has also entered into employment agreements with each of its executive officers pursuant to which they will receive upon termination of employment, other than by the Company for “cause,” for a twelve-month period, (i) with respect to Mr. Twomey, an amount equal to his average annual cash compensation over the five-year period immediately preceding the date of termination, and with respect to the other executive officers, an amount equal to their average annual salary over the three-year period immediately preceding the date of termination, and (ii) the employee benefits received prior to termination. The employment agreements also restrict each executive officer from certain competitive employment following termination and prohibit disclosure of confidential information concerning the Company. Mr. Twomey, upon termination of his employment for any reason, will also receive $175,000 of deferred compensation. If the executive officers had been terminated at the end of the last fiscal year for a reason other than cause, they would have received the following amounts pursuant to the employment agreements: Mr. Twomey, $856,240; Mr. Bonev, $209,000; Mr. Delmore, $221,333; Mr. Ray, $196,000 and Mr. Tweet, $185,333.

        William G. Ness, who is the Vice Chairman of the Board of Directors, retired as an executive officer of the Company in August 2003. Prior to his retirement, he received compensation of $18,464 in fiscal 2004.

Stock Options

        The following table contains information concerning individual grants of stock options during the last fiscal year for the Named Executives.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

Name	Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($)	Market Price on Grant Date ($)	Expiration Date	Grant Date Present Value ($)(2)

Christopher A. Twomey	100,000(1)	34%	$21.03	$21.03	8/07/2013	$846,000
Robert Bonev	50,000(1)	17%	$21.03	$21.03	8/07/2013	$423,000
Timothy C. Delmore	50,000(1)	17%	$21.03	$21.03	8/07/2013	$423,000
Ronald G. Ray	20,000(1)	7%	$21.03	$21.03	8/07/2013	$169,200
Ole E. Tweet	20,000(1)	7%	$21.03	$21.03	8/07/2013	$169,200

(1)	Becomes exercisable with respect to one-third of the shares of Common Stock subject to the option on August 7, 2004, 2005, and 2006.
(2)	Based upon the Black-Scholes valuation method. Assumptions used include an expected term of seven years, risk-free interest rate of 3.78%, dividend yield of 1.26% and historical volatility of 39%.

        The following table contains information concerning the exercise of options during fiscal 2004 and the value of options previously granted under the Company’s Stock Option Plans which were held by the Named Executives at the end of the last fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired On Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Christopher A. Twomey	153,214	$1,956,135	247,331	193,334	$3,238,883	$1,361,673
Robert Bonev	0	$0	40,001	94,999	$420,644	$674,806
Timothy C. Delmore	145,501	$1,395,089	0	94,999	$0	$664,073
Ronald G. Ray	73,045	$405,035	28,335	39,999	$310,886	$285,723
Ole E. Tweet	41,668	$414,215	0	38,333	$0	$268,980

(1)	Based on a market price of $25.38 per share of Common Stock on March 31, 2004.

Compensation Committee Report on Executive Compensation

        Compensation of the Company’s executives is annually reviewed by the four-member Compensation Committee of the Board composed of Messrs. Dondelinger, Hagen, Ness and Ostrander. The Compensation Committee makes recommendations to the full Board regarding proposed compensation for the Company’s executives. During fiscal 2004, the Board, including a majority of the independent directors, reviewed and approved all compensation matters for the Company’s executives. Pursuant to SEC rules designed to enhance disclosure of companies’ policies with regard to executive compensation, set forth below is a report submitted by the Compensation Committee addressing the Company’s compensation policies for fiscal 2004 as they affected Messrs. Bonev, Delmore, Ray, and Tweet, the four executive officers other than Mr. Twomey who, for fiscal 2004, were the Company’s most highly paid executive officers whose compensation exceeded $100,000 (collectively with Mr. Twomey, the “Named Executives”). The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

        Compensation Philosophy.   The Company has three basic objectives for its executive compensation program: payment for performance; attraction and retention of executives who contribute to the long-term success of the Company; and alignment of the interests of management with those of the shareholders. The Company’s executive compensation program is currently a target-based performance incentive plan intended to accomplish the basic objectives.

        The Compensation Committee with the assistance of a nationally recognized compensation consulting firm analyzes general industry as well as industry specific and other peer company data to establish compensation market targets which are competitive for the Company’s industry as well as companies of similar revenue size.

        Base Pay.   In order to assure the Company’s ability to attract and retain qualified executives, the Compensation Committee believes that base pay should be in a range between 85% and 115% of the market target. Current base pay for the Named Executives is within the range established for each position and each individual.

        Annual Incentive Awards.   Each executive is eligible to receive annual cash incentive awards based on corporate and individual performance. The annual incentive program awards each Named Executive, with the exception of Mr. Twomey, a percentage of base salary with 80% of the award tied to the Company’s earnings and 20% tied to the individual’s performance. Mr. Twomey’s award is tied 100% to Company earnings. With regard to the portion of the annual incentive tied to the Company’s earnings, the Board of Directors annually establishes an earnings target, a minimum earnings threshold below which an annual incentive will not be paid, and a maximum incentive level. In addition, individual performance goals are established annually for each executive and incentive awards are paid based on individual accomplishments. The Compensation Committee believes that placing a meaningful portion of an executive’s overall compensation at total risk, based on the Company’s earnings and the individual’s performance, is the best way to focus attention on the short and intermediate-term goals of the Company and encourage high levels of performance from each executive.

        Long-Term Incentives.   Aligning the interests of management with those of shareholders is accomplished through longer term incentives directly related to the improvement in long-term shareholder value. The Compensation Committee believes this is accomplished with the award of stock options to the Named Executives and other key personnel. Stock options valued at amounts designed to bring total executive compensation in line with median market levels are awarded annually. Stock options have value for the executive officers only if the price of the Company’s stock appreciates in value from the date of grant. Shareholders also benefit from such stock price appreciation. The Compensation Committee believes that stock options encourage and reward effective management which, in turn, results in the long-term corporate financial success as measured by stock price appreciation.

        Other Compensation Programs.   The Company maintains certain broad based employee benefit plans in which its executive officers, including the Named Executives, have been permitted to participate, including retirement, life, and health insurance plans. The Company’s retirement plan is a 401(k) plan which allows all eligible employees to make pre-tax contributions and in which the Company matches employee contributions in an amount equal to the employee’s contribution up to a maximum of 3% of the employee’s base salary.

        Mr. Twomey’s Fiscal 2004 Compensation.   Mr. Twomey’s base pay for fiscal 2004 of $488,000 was determined in a similar manner as the other Named Executives, with the base pay equal to 85% of the market targets. Mr. Twomey’s annual incentive award of $301,584 was determined in accordance with annual incentive plan in a similar manner as the other Named Executives, with 100% of the award tied to the Company’s earnings. Mr. Twomey’s total cash compensation for fiscal 2004 was at 85% of the market targets.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Robert J. Dondelinger   William I. Hagen   William G. Ness   Gregg A. Ostrander

Compensation Committee Interlocks and Insider Participation

        As described below, Mr. Dondelinger, a director and member of the Compensation Committee of the Board, has a relationship with an entity which engages in certain transactions with the Company which require disclosure. See “Certain Transactions.”

Certain Transactions

        Since the Company first began production in August 1983, it has purchased all engines for its products from Suzuki pursuant to contracts which are renewed annually and which stipulate price and general terms of delivery of engines. During the last fiscal year, the Company paid Suzuki approximately $129,700,000 for engines, service parts and tooling. Terms of the agreement were, and renewal rates are, the subject of arms-length negotiation on terms no less favorable to the Company than the Company could otherwise obtain.

        Pursuant to a Stock Purchase Agreement dated July 18, 1988 between Suzuki and the Company, Suzuki purchased 7,560,000 shares (as adjusted for subsequent stock splits) of the Company’s Class B Common Stock. During the last fiscal year, pursuant to the Company’s ongoing stock repurchase program, Suzuki sold 843,000 shares of the Class B Common Stock back to the Company for $18,259,380 ($21.66 per share). The per share purchase price was equal to the average closing price of the shares of Common Stock of the Company on the Nasdaq National Market for the twenty (20) trading days immediately prior to the sale.

        During the last fiscal year, the Company purchased wiring harnesses from Itasca Bemidji, Inc. (“IBI”), a company in which Mr. Ness, a director of the Company, owns approximately 15% of the outstanding stock. During the last fiscal year, the Company paid IBI approximately $7,000,000 for harnesses. The prices paid by the Company were, and will continue to be, the subject of arms-length negotiation on terms no less favorable to the Company than the Company could otherwise obtain.

        During the last fiscal year, the Company purchased certain vehicles from Northern Motors, a General Motors dealership in which Mr. Dondelinger, a director of the Company, is Co-Owner and Chairman of the Board. During the last fiscal year, the Company paid Northern Motors approximately $143,000 for vehicles, repairs and other miscellaneous items. The prices paid by the Company were, and will continue to be, the subject of arms-length negotiation on terms no less favorable to the Company than the Company could otherwise obtain.

        On May 1, 2003, Miller & Hagen Investments, LLP of which Mr. Hagen, a director of the Company, is a partner entered into a five year lease with the Company. The lease is for approximately 14,350 square feet consisting of warehouse, machine shop and office space located in Thief River Falls, Minnesota. The rent is $55,000 annually, a rate which was the subject of arms-length negotiation and is no less favorable to the Company than the Company could otherwise obtain.

        Notwithstanding these transactions, Messrs. Dondelinger and Hagen are each considered an “independent director” under the rules of the National Association of Securities Dealers for companies listed on the Nasdaq Stock Market and have been so determined by the Board of Directors given the relatively small size of the transactions.

Performance Graph

        In accordance with the rules of the SEC, the following performance graph compares performance of the Company’s Common Stock on the Nasdaq National Market to the Standard & Poor’s 500 Index and to the Automotive Index (indicated below as the “CoreData Group Index”) prepared by CoreData, LLC. The graph compares on an annual basis the cumulative total shareholder return on $100 invested on March 31, 1999, and assumes reinvestment of all dividends and has been adjusted to reflect stock splits. The performance graph is not necessarily indicative of future investment performance.

	MARCH 31,

	1999	2000	2001	2002	2003	2004

Arctic Cat Inc.	$100.00	$105.75	$144.07	$215.31	$169.36	$278.56
CoreData Group Index	100.00	123.19	117.64	174.38	127.49	189.95
S&P 500 Index	100.00	117.94	92.38	92.60	69.67	94.14

        The performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the 1933 Act or the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

BENEFICIAL OWNERSHIP OF CAPITAL STOCK

        The following table presents information provided to the Company as to the beneficial ownership of the Company’s capital stock as of June 11, 2004 by (i) the only shareholders known to the Company to hold 5% or more of such stock, (ii) each of the nominees, directors and Named Executives of the Company and (iii) all directors and officers as a group. Unless otherwise indicated, all shares represent sole voting and investment power.

Beneficial Owners	Capital Stock Beneficially Owned(1)		Percent of Outstanding Shares of Common Stock	Percent of Outstanding Shares of Capital Stock

Suzuki Motor Corporation 300 Takatsuki-cho Hamamatsu-shi Shizuoka-ken, Japan 432-8611	6,717,000	(2)	0%	32.4%

Barclays Global Investors, NA Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105	840,883	(3)	6.0%	4.1%

Dalton, Greiner, Hartman, Maher & Co. 565 Fifth Avenue, Suite 2101 New York, NY 10017	1,408,641	(4)	10.0%	6.8%

NFJ Investment Group, L.P. 2121 San Jancinto Street, Suite 1840 Dallas, TX 75201	1,052,050	(5)	7.5%	5.1%

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	1,998,660	(2)	14.3%	9.6%

Rutabaga Capital Management 64 Broad Street, 3rd Floor Boston, MA 02109	706,511	(6)	5.0%	3.4%

Robert J. Dondelinger	133,256	(7)	*	*
William I. Hagen	311,753	(7)	2.2%	1.5%
Susan E. Lester	0		*	*
Motoo Murakami	0	(8)	*	*
William G. Ness	59,926	(7)	*	*
Gregg A. Ostrander	37,000	(7)	*	*
Kenneth J. Roering	37,000	(7)	*	*
Christopher A. Twomey	539,922	(7)	3.9%	2.6%
Robert Bonev	85,348	(7)	*	*
Timothy C. Delmore	93,579	(7)	*	*
Ronald G. Ray	67,667	(7)	*	*
Ole E. Tweet	80,211	(7)	*	*
All Directors and Officers as a Group (13 persons)	1,604,016(7)(8)		11.4%	7.7%

*	Less than 1%.
(1)	All outstanding shares of capital stock are Common Stock except shares held by Suzuki which are all Class B Common Stock. See “Election of Directors.”
(2)	Based on information included in a Schedule 13G filed with the SEC.
(3)	Based on information included in a Schedule 13G filed with the SEC. The shares reported are held by Barclays Global Investors, N.A. and Barclays Global Fund Advisors in trust accounts for the economic benefit of the beneficiaries of those accounts. Barclays Global Investors, NA. has sole voting and investment power over 548,074 shares. Barclays Global Fund Advisors has sole voting and investment power over 292,809 shares.
(4)	Based on information included in a Schedule 13G filed with the SEC, Dalton, Greiner, Hartman, Maher & Co. has sole voting power over 1,227,093 shares and sole investment power over 1,408,641 shares.
(5)	Based on information included in a Schedule 13G filed with the SEC, NFJ Investment Group L.P. has sole voting power over 628,200 shares, shared voting power over 423,850 shares and sole investment power over 1,052,050 shares.
(6)	Based on information included in a Schedule 13G filed with the SEC, Rutabaga Capital Management has sole voting power over 445,250 shares, shared voting power over 261,261 shares and sole investment power over 706,511 shares.
(7)	Includes the following number of shares purchasable by the indicated individuals and group within 60 days from the date hereof pursuant to the exercise of outstanding stock options: Mr. Dondelinger, 71,721 shares; Mr. Hagen, 71,721 shares; Mr. Ness, 6,000; Mr. Ostrander, 36,000 shares; Mr. Roering, 36,000 shares; Mr. Twomey, 340,665; Mr. Bonev, 85,001 shares; Mr. Delmore, 45,000 shares; Mr. Ray, 48,335 shares; Mr. Tweet, 18,334 shares; and all directors and officers as a group, 812,155 shares. Also, Mr. Hagen’s shares include 11,137 shares owned by Mr. Hagen’s wife, the beneficial ownership of which he disclaims.
(8)	Excludes shares held by Suzuki.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the 1934 Act, the Company believes all of such forms were filed on a timely basis by reporting persons during fiscal year ended March 31, 2004.

Equity Compensation Plan Information

        The following table provides information regarding the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing compensation plans as of March 31, 2004, consisting of the Company’s 1989 Stock Option Plan, 1995 Stock Plan and 2002 Stock Plan.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	1,128,778	$15.72	1,031,942

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	1,128,778	$15.72	1,031,942

INDEPENDENT PUBLIC ACCOUNTANTS

        Grant Thornton LLP, independent public accountants, were the auditors for the Company for fiscal 2004. The Audit Committee will consider the selection of auditors for fiscal 2005 after the Annual Meeting of Shareholders and currently expects to recommend Grant Thornton LLP. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he/she desires to do so and will be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed by Grant Thornton LLP to the Company for the annual audit for fiscal year 2004 and for the review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal year 2004 were $145,000 and the aggregate fees billed by Grant Thornton LLP to the Company for the annual audit for fiscal year 2003 and for the review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal year 2003 were $119,000.

Audit-Related Fees

        Grant Thornton LLP billed the Company an aggregate of $60,000 and $90,000 in fiscal years 2004 and 2003, respectively, for audit-related services for accounting and disclosure related research, review of Sarbanes-Oxley 404 readiness materials (fiscal year 2004 only), due diligence assistance/research and review of other regulatory correspondence. The Audit Committee approved all significant amounts for services provided pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Tax Fees

        Grant Thornton LLP billed the Company $319,000 and $141,000 in fiscal years 2004 and 2003, respectively, for tax compliance, tax advice and tax planning services. The Audit Committee approved all significant amounts for these services provided pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

All Other Fees

        There were no other fees billed by Grant Thornton LLP in fiscal years 2004 and 2003.

Pre-Approval Policies

        The Audit Committee has established a detailed Pre-Approval Policy for audit and permissible non-audit services provided by its independent certified public accountants. A copy of the Audit Committee’s Pre-Approval Policy is attached hereto as Appendix B.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors of the Company is composed of three independent directors and operates under a written charter adopted by the Board of Directors. In February 2004, the Board adopted a new Audit Committee Charter, which is attached to this Proxy Statement as Appendix A and is also available to shareholders on the Company’s website located at . Management is responsible for the Company’s internal control and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

        In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent auditors also provided to the Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Committee reviewed the fees indicated above and discussed with the independent auditors that firm’s independence.

        Based upon the Committee’s discussion with management and the independent auditors and the Committee’s review of the representation of management and the report of the independent auditors, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004 filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Gregg A. Ostrander (Chair)	William I. Hagen	Kenneth J. Roering

SHAREHOLDER PROPOSALS

        The proxy rules of the SEC permit shareholders, after timely notice to a company, to present proposals for shareholder action in a company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by corporate action in accordance with the proxy rules. The Company’s Annual Meeting of Shareholders for the fiscal year ending March 31, 2005 is expected to be held on or about August 4, 2005 and proxy materials in connection with that meeting are expected to be mailed on or about June 30, 2005. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before March 4, 2005. In addition, if the Company receives notice of a separate shareholder proposal before May 6, 2005 or after June 6, 2005, such proposal will be considered untimely pursuant to the Company’s Bylaws and Rules 14a-4 and 14a-5(e) under the 1934 Act, and the persons to be named as proxies solicited by the Board of Directors of the Company for its 2005 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal. See also “Other Matters” below.

METHOD OF PROXY SOLICITATION

        The entire cost of preparing, assembling, printing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement, the proxy itself, and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mail, proxies may be solicited by officers, directors and other regular employees of the Company by telephone, telegraph or personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

OTHER MATTERS

        The Company’s Bylaws provide that certain requirements be met in order that business may properly come before the shareholders at the Annual Meeting. Among other things, shareholders intending to bring business before the Annual Meeting must provide written notice of such intent to the Secretary of the Company. Such notice must be given not less than 60 days nor more than 90 days prior to the meeting date corresponding with the previous year’s Annual Meeting. Shareholders desiring to bring matters for action at an Annual Meeting should contact the Company’s Secretary for a copy of the relevant procedure. Since no such notice was received with respect to this year’s Annual Meeting, no shareholders may bring additional business before the meeting for action.

        The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company’s financial statements for the fiscal year ended March 31, 2004. A copy of Form 10-K, the annual report filed by the Company with the SEC, will be furnished without charge to any shareholder who requests it in writing from the Company, at the address noted on the first page of this Proxy Statement.

        The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the meeting, the persons in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interest of the Company.

By Order of the Board of Directors,

Timothy C. Delmore,
Secretary

APPENDIX A

ARCTIC CAT INC.
AUDIT COMMITTEE CHARTER

A.   PURPOSE

        The Audit Committee shall assist the Board of Directors in fulfilling the oversight responsibilities of the Board of Directors relating to corporate accounting and financial reporting practices, and the quality and integrity of the financial statements of Arctic Cat Inc. (the “Corporation”). The Committee’s purpose is to oversee the internal and external accounting and financial reporting processes and systems of internal accounting and financial controls of the Corporation and the audits of the financial statements of the Corporation and the independence, qualifications and performance of the Corporation’s external auditors.

        While the Committee has the duties and responsibilities set forth in this Charter, the role of the Committee is oversight. The Committee is not responsible for planning or conducting the Corporation’s financial statements audit and related attestation of the Corporation’s internal controls or determining whether the Corporation’s financial statements are complete and accurate or in accordance with applicable accounting rules and securities laws. Such activities are the responsibility of management and the Corporation’s independent auditors. The Committee does not itself prepare financial statements or perform audits or auditing services, and its members are not auditors, certifiers of the Corporation’s financial statements or guarantors of the Corporation’s independent auditors’ reports. It is not the duty or responsibility of the Committee to insure that the Corporation complies with all laws and regulations. Each member of the Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside of the Corporation from which it receives information, (b) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board), and (c) representations made by management as to any audit and non-audit services provided by the independent auditors to the Corporation.

B.   ORGANIZATION

1.	Membership. The Committee will at all times consist of at least three directors appointed by the Board of Directors of the Corporation, each member to serve until his or her successor is duly appointed, or until his or her earlier death, resignation or removal by the Board of Directors.
2.	Qualifications.
(a)	Definitions.
(i)	“Audit Committee Financial Expert” means an audit committee financial expert as defined in rules of the Securities and Exchange Commission (the “SEC”), as now in effect or as amended from time to time.
(ii)	“Financial Expert” means a director who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

(iii)	“Financially Literate” means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.
(iv)	“Independent Director” means a director who is independent under Rule 4200 of the National Association of Securities Dealers (“NASD”).
(v)	“Listing Standards” means the rules of the NASD’s Nasdaq Stock Market applicable to the Corporation.
(b)	Knowledge and Experience Requirements. All members of the Committee must be Financially Literate. At least one member of the Committee must be a Financial Expert. If possible, at least one member of the Committee (who may also be the Financial Expert) should be an Audit Committee Financial Expert to allow the Corporation to disclose that it has an Audit Committee Financial Expert.
(c)	Independence. Except as provided in the third sentence of this paragraph, each member of the Committee must be an Independent Director, must satisfy the requirements of Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934 (the “Act”); must be free of any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment of the member in carrying out the responsibilities of a director of the Corporation; and must not have participated in the preparation of the financial statements of the Corporation or any current subsidiary at any time during the past three years. Each member of the Committee shall promptly notify the Board of Directors of any circumstance which might compromise their independence. The Board of Directors may, if necessary, appoint one member to the Committee who does not qualify as an Independent Director but only if such person (A) meets the criteria of Section 10A(m)(3) of the Act and the rules promulgated thereunder and (B) is not an officer or employee of the Corporation or any family member of such officer or employee. Appointment of a director to the Committee who is not an Independent Director shall be made only in strict compliance with the qualification and disclosure rules governing such appointment.
(d)	Compliance Determinations. Compliance with the qualification requirements of this Charter shall be affirmatively determined by the Board of Directors of the Corporation in its sole business judgment and in accordance with applicable laws, rules and regulations in effect from time to time.
3.	Meetings.
(a)	Frequency. The Committee shall meet in person or telephonically at least four times during each fiscal year of the Corporation, or as frequently as the Committee deems appropriate. The Committee shall meet with the independent auditors and management in separate meetings, as often as it deems necessary and appropriate.
(b)	Agenda and Notice. The Chair of the Committee shall establish the meeting dates and the meeting agenda and send proper notice of each Committee meeting to each member prior to each meeting. The Chair or a majority of the members of the Committee may call a special meeting of the Committee upon 48 hours’ prior notice.
(c)	Holding and Recording Meetings. Committee meetings may be held in person, telephonically or by written action in accordance with Minnesota law. Written minutes shall be prepared by the Committee for all meetings.

(d)	Chair. The Board of Directors shall designate a Chair of the Committee. The Chair must be an Independent Director. The Committee may delegate any of its responsibilities to the Chair to the extent permitted by applicable law.
(e)	Quorum. A majority of the members of the Committee shall constitute a quorum.

C.   RESPONSIBILITIES

1.	Independent Auditors
(a)	Selection and Disengagement of Independent Auditors. The Committee has the sole authority and direct responsibility for the appointment, compensation, retention and oversight of the Corporation’s independent auditors (including the resolution of disagreements between management and the independent auditor regarding financial reporting) and the independent auditors shall report directly to the Committee. If the Committee so determines in its sole discretion, or if required by the Corporation’s Articles of Incorporation or Bylaws, the selection of independent auditors shall be submitted for ratification by the Corporation’s shareholders.
(b)	Performance and Independence of Independent Auditors. The Committee is expected to evaluate the qualifications and performance and confirm the independence of the independent auditors on an ongoing basis, but not less frequently than annually. The Committee shall confirm receipt from the independent auditors of a formal written statement delineating all relationships between the Corporation and the independent auditors, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the auditors.
(c)	Approval of Independent Auditor Services. The Committee must review and, in its sole discretion, pre-approve the independent auditors’ annual engagement letter and all audit, audit-related, tax and other permissible services proposed to be provided by the independent auditor in accordance with the applicable Listing Standards and SEC rules, and the fees for such services. Pre-approval of permissible non-audit services may be pursuant to policies and procedures established by the Committee for the pre-approval for such services, provided that any such pre-approved non-audit services are reported to the full Committee at its next scheduled meeting. Prior to the establishment of such policies and procedures, approval of all services to be provided by the independent auditor shall be made by the Committee.
(d)	Review of Independent Auditor Report. The Committee shall review, prior to the filing of the Corporation’s audit report with the SEC: (i) reports, if any, required to be prepared or provided by the independent auditors on all critical accounting policies and practices to be used; (ii) all alternative treatments within applicable accounting rules for policies and practices related to material items that have been discussed with management, including the ramifications of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and (iii) any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted audit differences.
2.	Financial Reporting Process
(a)	Open Communications. The Committee is expected to provide and facilitate an open avenue of communications between the independent auditors, the Board of Directors, senior management and the Corporation’s finance department. The Committee shall also provide and facilitate sufficient opportunity for the independent auditors to meet with members of the Committee without members of management present.
(b)	Annual Audit Review. The Committee is expected to review with management and the independent auditors the Corporation’s financial statements (including footnotes) for each fiscal year, together with the independent auditor’s audit report thereon, prior to their being filed with the SEC. In performing such review, the Committee shall review the scope of the audit, the audit procedures utilized, any difficulties or disputes encountered during the audit, any changes in accounting practices or principles, and any other matters related to the conduct of the audit required to be communicated to the Committee by the independent auditors pursuant to applicable auditing standards, brought to the Committee’s attention by management or the independent auditors, or which are raised by members of the Committee. In connection with the annual reviews, the Committee shall inquire about and review with management and the independent auditors any significant risks or exposures faced by the Corporation and discuss with management the steps taken to minimize such risk or exposure. Such risks and exposures include, but are not limited to, threatened and pending litigation, claims against the Corporation, tax matters, regulatory compliance and correspondence from regulatory authorities, environmental exposure, and rules and regulations governing internal controls and financial reporting.
(c)	Quarterly Reviews. The Committee is expected to review with management and the independent auditors the Corporation’s quarterly financial information, together with the independent auditors review thereon and any required communications to the Committee pursuant to professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards. Such review with management and the independent auditors may be undertaken at the same time as the earnings announcement review and any comments based on subsequent review of the Corporation’s financial statements prior to their filing with the SEC may be communicated separately to the Corporation’s Chief Financial Officer.
(d)	Earnings Announcement Reviews. The Committee is expected to meet with management and the independent auditors to review the annual and quarterly financial results of the Corporation prior the issuance of any related press releases or other announcements of earnings.
(e)	Review of Internal Controls. The Committee is expected to consider and review with management and the independent auditors the adequacy of the Corporation’s internal controls, including information systems control and security and recordkeeping controls. The Committee shall also review in this regard any findings and recommendations of the independent auditors, including their management letters.
(f)	Review Audit Scope. The Committee is expected to consider and review with management and the independent auditors the scope of the audit for the current fiscal year and the plan of the independent auditors in conducting the audit.
(g)	Legal Compliance; Investigations. In connection with the annual review, the Committee is expected to inquire about and review with management any legal and regulatory matters that may have a material impact on the Corporation’s financial statements or financial reporting.

3.	Disclosures
(a)	Audit Committee Report. The Committee shall prepare an Audit Committee Report for inclusion in the Corporation’s Proxy Statement for each annual meeting of shareholders pursuant to the rules governing such Reports.
(b)	Recommendation. The Committee shall recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.
(c)	Audit Committee Disclosures. The Committee shall review all other disclosures made regarding the Committee or the audit engagement in the Corporation’s SEC filings.
4.	Conflicts of Interest and Complaints
(a)	Conflicts of Interest. The Committee shall establish procedures for the approval of all related-party transactions involving executive officers and directors such that all such transactions are approved by the Committee or another independent body of the Board.
(b)	Submission of Complaints. The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.
5.	Legal Counsel and Advisers to the Audit Committee. The Committee may consult with the Corporation’s legal counsel at such times as the Committee deems appropriate. The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.
6.	Funding of the Audit Committee. The Corporation shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor or any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation; to any other advisers engaged by the Committee; and of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
7.	Other Responsibilities
(a)	Reports to the Board of Directors. The Committee is expected to report regularly to the Board of Directors of the Corporation regarding the meetings of the Committee with such recommendations to the Board of Directors as the Committee deems appropriate.
(b)	Annual Review of this Charter. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.
(c)	Other Responsibilities. The Committee is expected to perform such other duties as may be required by law or requested by the Board of Directors or deemed appropriate by the Committee. Any member of the Committee or management of the Corporation is authorized to certify to the NASD the Corporation’s compliance with rules governing audit committees in such form as the NASD may prescribe. The Committee shall have the authority to initiate and conduct investigations with respect to matters within the scope of the Committee’s responsibilities.

This Audit Committee Charter was revised and adopted by the Board of Directors of the Corporation on February 26, 2004.

APPENDIX B

ARCTIC CAT INC.
AUDIT COMMITTEE
AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY
February 26, 2004

I.   Statement of Principles.

        The Audit Committee of Arctic Cat Inc. (the “Company”) is required to pre-approve the audit and non-audit services performed by the Company’s independent auditor. As part of the pre-approval process, the Audit Committee shall consider whether the services to be performed by the auditor are consistent with the SEC’s rules on auditor independence. Unless a type of service to be provided by the independent auditor has received pre-approval under this Policy, it will require separate pre-approval by the Audit Committee. The pre-approval requirement does not apply to the provision of non-audit services for which the de minimis exception described in Section VII applies.

        The Audit Committee shall pre-approve, by resolution, the type and amount of Audit, Audit-related, Tax and all other services to be performed by the Company’s independent auditor. The term of such pre-approval is 12 months from the date of pre-approval, unless otherwise specified in such resolutions. The Audit Committee will periodically review its pre-approval resolutions and modify the types and amount of services as it determines in its discretion. To assist the Audit Committee, the independent auditor will provide the Audit Committee with detailed back-up documentation regarding the specific services to be pre-approved under this Policy.

II.   Delegation.

        The Audit Committee hereby delegates to the Chairman of the Audit Committee the authority to approve the engagement of the independent auditor to provide non-audit services as permitted by the Sarbanes-Oxley Act of 2002, to the extent that such non-audit services are not pre-approved as set forth in this Policy and if the fees for such engagement are less than a cumulative $50,000 during any fiscal year. The Chairman shall report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III.   Audit Services.

        The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Annual Audit services include the annual financial statement audit, required quarterly reviews, statutory audits, subsidiary audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting. The Audit Committee will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

        In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may pre-approve other Audit services, which are those services that only the independent auditor reasonably can provide. Other Audit services may include services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

IV.   Audit-related Services.

        Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. The Audit Committee may pre-approve Audit-related services, including, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations and audits in connection with acquisitions and dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

V.   Tax Services.

        The Audit Committee may pre-approve those Tax services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence. The Audit Committee may consult with management or its independent advisors, including counsel, to determine that the tax planning and reporting positions are consistent with this Policy.

VI.   All Other Services.

        The Audit Committee may pre-approve those non-audit services classified as All Other Services that are permitted by the Sarbanes-Oxley Act of 2002 that it believes are routine and recurring services and would not impair the independence of the auditor.

VII.   De Minimis Exception.

        The pre-approval requirements for non-audit services is waived provided that all such services: (1) do not aggregate to more than a cumulative $25,000 during any fiscal year; (2) were not recognized as non-audit services by the Company at the time of the engagement, and (3) are promptly reported to the Audit Committee and approved prior to completion of the audit.

VIII.   Prohibited Non-Audit Services.

        The Company may not retain its independent auditor to provide any of the prohibited non-audit services listed in Appendix A to this Policy. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions. The Audit Committee will review the list of prohibited non-audit services at least annually to determine whether any additions or deletions should be made to Appendix A.

IX.   Pre-Approval Fee Levels or Maximum Amounts.

        Pre-approval fee levels or maximum amounts for all services to be provided by the independent auditor will be established annually by the Audit Committee and reviewed as the Audit Committee deems appropriate. Attached to this Policy as Exhibits are forms that may be attached by the Audit Committee to their pre-approval resolutions, if desired, to reflect the approved services and associated maximum fee levels. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee, or its designee pursuant to Section II hereof. The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee shall consider the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services, and the total amount of fees for services classified as All Other services.

X.   Procedures.

        All requests or applications for services to be provided by the independent auditor will be submitted to the Chief Financial Officer and shall include a description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have been pre-approved by the Audit Committee. The Audit Committee will be informed on a periodic basis of the services rendered by the independent auditor. The Chief Financial Officer shall consult as necessary with the Chairman of the Audit Committee in determining whether any particular service has been pre-approved by the Audit Committee.

        The Audit Committee has designated the Chief Financial Officer to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this Policy. The Chief Financial Officer will report to the Audit Committee on a periodic basis on the results of such monitoring. The Chief Financial Officer will immediately report to the Chairman of the Audit Committee any breach of this Policy that comes to the attention of the Chief Financial Officer.

APPENDIX A

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client
•	Financial information systems design and implementation
•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports
•	Actuarial services
•	Internal audit outsourcing services
•	Management functions
•	Human resources
•	Broker-dealer, investment adviser or investment banking services
•	Legal services
•	Expert services unrelated to the audit
•	Preparation of internal controls documentation

EXHIBIT 1

Pre-Approved Additional Audit Services for Fiscal Year 200__

Dated: ___________, 200___

Service	Maximum Annual Fee

Financial duties for subsidiaries or affiliates of the Company

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents, attestation of management reports on internal controls), and assistance in responding to SEC comment letters

Total Maximum Additional Audit Services	$_________

EXHIBIT 2

Pre-Approved Audit-Related Services for Fiscal Year 200___

Dated: ___________, 200___

Service	Maximum Annual Fee

Due diligence services pertaining to potential business acquisitions/dispositions, accounting consultations and audits in connection with acquisitions and closing balance sheet audits pertaining to dispositions

Financial statement audits of employee benefit plans

Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters

Internal control reviews and assistance with internal control reporting requirements

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations will be characterized either as “audit” services or “audit-related” services)

Attest services not required by statute or regulation

Total Maximum Audit-Related Services	$_________

EXHIBIT 3

Pre-Approved Tax Services for Fiscal Year 200___

Dated: ___________, 200___

Service	Maximum Annual Fee

U.S. federal, state and local tax planning and advice, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities

U.S. federal, state and local tax compliance, including preparation of original and amended tax returns, claims for refund and tax payment-planning services

International tax planning and advice, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities

International tax compliance, including preparation of original and amended tax returns, claims for refund and tax payment-planning services

Review of federal, state, local and international income, franchise and other tax returns

Tax only valuation services, including transfer pricing and cost segregation studies

Total Maximum Tax Services	$_________

EXHIBIT 4

Pre-Approved All Other Services for Fiscal Year 200___

Dated: ___________, 200___

Service	Maximum Annual Fee

Total Maximum All Other Services	$_________

ARCTIC CAT INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, August 4, 2004
4:00 p.m.

Arctic Cat Inc.
601 Brooks Avenue South
Thief River Falls, MN 56701

Arctic Cat Inc. 601 Brooks Avenue South Thief River Falls, MN 56701
proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on August 4, 2004 or any adjournment or adjournments thereof.

The shares of stock of Arctic Cat Inc. you hold will be voted as you specify on the reverse side.

By signing the proxy, you revoke all prior proxies and appoint William G. Ness and Christopher A. Twomey as proxies (each with the power to act alone and with the power of substitution and revocation) to vote your shares as you designate on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

o	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on August 3, 2004.
o	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/acat/ — QUICK *** EASY *** IMMEDIATE

o	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on August 3, 2004.
o	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Arctic Cat Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

\ Please detach here /

The Board of Directors Recommends a Vote FOR Item 1.

1. Election of directors:	01 Susan E. Lester 02 Christopher A. Twomey	[ ] Vote FOR all nominees	[ ] Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL ONE AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Adress Change? Mark Box [ ] Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.